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                                                                    EXHIBIT 10.6

                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement") dated April 9, 2001, by and between LightFirst, Inc., a Delaware corporation (the "Buyer"), and Avenew.com Inc., a Delaware corporation (the "Seller").

1. DEFINITIONS.

         The following capitalized terms as used in this Agreement shall have the following meanings:

         1.1 "Subscriber" (collectively "Subscribers") shall mean an individual or entity to whom the Seller provides Internet access services pursuant to an electronic User Agreement.

         1.2 "Prepaid Subscriber" (collectively "Prepaid Subscribers") shall mean a Subscriber or Transferred Subscriber who has paid in advance for a year's Internet access service prior to the Closing Date as defined herein.

         1.3 "Transferred Subscriber" (collectively "Transferred Subscribers") shall mean an individual or entity to whom the Seller will cease to provide Internet access services as of the Closing Date and to whom, subsequent to the Closing Date, the Buyer will provide Internet access services.

         1.4 "Payment Credit" shall mean the dollar amount issued as a credit to the party purchasing or repurchasing Assets. The Payment Credit is calculated as follows: for each Subscriber or Transferred Subscriber who is also a Prepaid Subscriber, the full amount of prepayment is divided by twelve (12) and multiplied by the number of months remaining until the expiration date of the Prepaid Subscriber's subscription; the sum total of the foregoing calculation for all Prepaid Subscribers is the Payment Credit.

2. BACKGROUND.

         Seller operates an Internet Services Business, which, among other things, provides dial-up Internet access to consumers and dedicated Internet access to schools and businesses.

         In connection with its Internet service business, Seller has developed a dial-up Internet access program for educators whereby it provides dial-up Internet access to individuals working as educators ("Educators") at a substantially reduced access fee, which is paid by the Educators on an annual basis in advance. The Seller also provides dial-up Internet access to consumers according to several different payment and usage plans. The Seller further provides free dial-up Internet access to various community groups and disadvantaged families.

         Seller has become unable to continue providing Internet access services and seeks to assign certain rights and obligations with respect to the Subscribers to the Buyer. The parties acknowledge that a substantial portion of the Subscriber base consists of Prepaid Subscribers and that billing for access service charges for each Prepaid Subscriber cannot commence until the end of that Prepaid Subscriber's individual term.

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Seller desires to sell with an option to repurchase, and Buyer desires to buy, the right to all Subscribers of the Seller as defined herein at the terms described hereinafter.

         The parties hereto agree that Seller and the key employees of the Seller shall expressly have the right to compete with the Buyer in any business segment it operates in now, or chooses to enter in the future.

         In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereto agree as follows:

3.       TERMS OF PURCHASE AND SALE; CLOSING.

                  3.1 Purchase and Sale of Certain Assets of the Seller. Subject to the terms and conditions set forth in this Agreement, Seller hereby sells, assigns, transfers and delivers to Buyer, and Buyer hereby purchases, acquires and takes assignment and delivery of, the following assets and all of Seller's right, title and interest therein and thereto (all of the assets sold, assigned, transferred and delivered to Purchaser hereunder are referred to collectively herein as the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any kind whatsoever:

                                (a)     all of Seller's right, title and
interest in the Seller's current base of Subscribers, numbered at approximately six thousand (6,000), including all pertinent customer information for each Subscriber and the expiration date of each Subscriber's service agreement;

                                (b)     all of Seller's right, title and
interest in all service agreements for each Subscriber relating to the provision of Internet access services; and

                                (c)     all related goodwill with regard to any
of the foregoing.

                  3.2 Excluded Assets. Buyer shall not purchase from Seller, and Seller shall not sell to Buyer, any assets which are not described in Section 3.1 (the "Excluded Assets").

                  3.3 Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be calculated and paid as follows:

                                (a)     on the Closing Date as defined
herein, Buyer will pay to Seller an advance payment (the "Advance") which shall be calculated by taking the difference between $148,907 and the Payment Credit due to the Buyer under this Agreement in consideration of fulfilling the obligations of the Seller with respect to Prepaid Subscribers ("Payment Credit"); and

                               (b)      on approximately the tenth day of each
month for six (6) consecutive months following the Closing Date, the Buyer shall cause

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the Seller to receive, collect and retain the sum of all amounts billed to
Transferred Subscribers for Internet access services (the "Monthly Payment"), provided that Repurchase Option as hereinafter described has not been exercised; and

                                (c)     the Buyer agrees to be liable to the
Seller for an amount equal to the sum of all balances, not to exceed $25,000, billed to Transferred Subscribers and remaining unpaid ("Outstanding Receivables") as of the last day of the six (6) month period following the Closing Date (the "End Date") and to assume the responsibility for collection of such unpaid balances; the Buyer agrees to pay and the Seller agrees to accept as payment, on the 100th day following the End Date, an amount equal to the total portion of the Outstanding Receivables that the Buyer succeeds in collecting in the 90-day period following the End Date pursuant to good-faith collection efforts on the part of the Buyer.

         The parties hereto acknowledge that the number of Subscribers set forth in section 3.1(a) as the subject of this Agreement is a good-faith estimate based on Seller's records; however, the Seller makes no warranty as to the accuracy of the Subscriber count. Both parties agree that no adjustments shall be made to the Purchase Price calculated as set forth herein should the actual number of Subscribers differ from the estimated number set forth in section 3.1(a).

         Buyer acknowledges the Seller's right to approximately $113,000 in accounts receivable payments (the "Receivables") associated with Subscribers' accounts and agrees to perform what services might be reasonably deemed necessary to facilitate the collection of the Receivables for the benefit of the Seller.

                  3.4 Repurchase Option. Buyer hereby grants to Seller the option to repurchase all, but not less than all, of the Retained Subscribers as hereinafter defined at any time during the Option Term set forth hereinafter at the Repurchase Price defined hereinafter.

                                (a)     Option Term. The period of time during
which the option to repurchase Assets may be exercised (the "Option Term") shall begin on the Closing Date and shall end one (1) year after the Closing Date.

                                (b)     Repurchase Price. The price at which the
Seller may repurchase the Assets from the Buyer ("Repurchase Price") shall be calculated by multiplying $42,000 by six (6) or by the number of months, if less than six (6) months, that the Seller received the Monthly Payment as defined in section 3.3(b) of this Agreement, then subtracting the Payment Credit for prepayments of Transferred Subscribers.

         Buyer agrees to maintain a database of the Transferred Subscribers and to perform the services that would reasonably be expected to retain the Transferred Subscribers. The parties agree that, while the Buyer will make a good-faith effort to retain Transferred Subscribers, the Buyer shall bear no liability for non-retention of Transferred Subscribers. The parties agree that the Seller's Repurchase Option pertains only to Transferred Subscribers whose subscriptions have not been cancelled ("Retained Subscribers") as of the date the Repurchase Option is exercised ("Repurchase Date") and that no

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adjustment to the Repurchase Price shall be made if the number of Retained
Subscribers on the Repurchase Date differs from the number of Subscribers on the Closing Date.

                  3.5 Assumed Obligations. In exchange for the Payment Credit, Buyer agrees to provide the Buyer's standard internet access services to the Subscribers for the balance of their original prepaid service agreement provided (i) no such service agreement shall have a term in excess of twelve
(12) months from the date of this Agreement and (ii) each Subscriber complies with the acceptable use policies of Buyer. Buyer does not assume any other obligation or liability of Seller including, but not limited to, any obligation of Seller to maintain web pages for any Subscriber or the obligation of Seller to provide any refunds, rebates, commissions, fees or payments to any Subscriber of other Person, all of which shall remain with Seller.

                  3.6 No Other Liabilities Assumed. Buyer shall not and does not hereby assume any liability or obligation of Seller, known or unknown, contingent or otherwise, asserted or unasserted, other than as specifically set forth in Section 3.5. Nothing contained herein shall cause the Buyer to assume
(a) liabilities or obligations arising out of the conduct of the Seller prior to the Closing, whether known or unknown on the Closing Date; (b) any liabilities or obligations arising out of any provision of any agreement, contract, commitment or lease of the Seller, other than any liability or obligation under the Assumed Obligations arising and to be performed after the Closing; (c) any federal, state or local income or other tax: (i) payable with respect to the business, assets, properties or operations of the Seller or any member of any affiliated group of which Seller is a member, or (ii) incident to or arising as a consequence of the negotiation or consummation by the Seller or any member of any affiliated group of which Seller is a member of this Agreement and the transactions contemplated hereby; (d) any liability or obligation under or in connection with any assets not included in the Assets; (e) any employment-related liability or obligation arising prior to or as a result of the Closing to any employees, agents or independent contractors of the Seller, whether or not employed by the Purchaser after the Closing, or under any benefit arrangement with respect thereto; or (f) any liability or obligation of the Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants and other experts.

                  3.7      Instruments of Transfer and Conveyance.

                                (a)     The sale, conveyance, transfer,
assignment and delivery of the Assets, as herein provided, shall be effected by delivery by Seller on the Closing Date of such bills of sale, endorsements, assignments, certificates, drafts, checks or other instruments of transfer and conveyance as Buyer shall reasonably deem necessary to vest in Buyer good and marketable title to the Assets. Such instruments of transfer and conveyance shall contain warranties as to marketable title and that such Assets are free and clear of all pledges, liens, options, security interests, mortgages, claims, charges or other encumbrances of any kind whatsoever.

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                                (b)     Seller agrees that it will from time to
time after the Closing Date, upon the request of Buyer, promptly do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further instruments, certificates, assignments, transfers, conveyances, powers of attorney, assurances and other documents, as may be reasonably necessary or advisable to assure or confirm Buyer's free and clear title to and interest in, or to enable Buyer to deal with and dispose of, any of the Assets.

                  3.8 Closing. The closing hereunder (the "Closing") shall be held at the offices of Seller as of the effective date of this Agreement, or at such other time and place as the parties may agree upon (the "Closing Date"). At the Closing:

                                (a)     Seller will execute and deliver to Buyer
the following: a General Bill of Sale and Conveyance in the form acceptable to Buyer and such other instruments of transfer and conveyance as are required pursuant to Section 3.5 above;

                                (b)     Buyer will execute and deliver to Seller
an Assumption of Obligations relating to the obligations set forth in Section
3.5 above; and

                                (c)     Each party will execute and deliver to
the others such other agreements, certificates, assignments, consents and other documents as are required or specified in this Agreement or as may reasonably be requested by the other party to evidence compliance with the terms hereof.

                  Simultaneously with the deliveries contemplated herein, Seller will use its best efforts and take all such other action as may be reasonably necessary to put Buyer in possession and control of the Assets.

4. REPRESENTATIONS AND WARRANTIES OF SELLER.

                  Seller represents and warrants to Buyer as follows:

                  4.1 Authority for Agreement. This Agreement constitutes the valid and legally binding obligation of Seller and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Seller, will not conflict with or result in any violation of, or default under, any provisions of the charter or bylaws of Seller, will not conflict with or result in any violation of, or default with respect to, any mortgage, indenture, lease, agreement or other instrument affecting the Assets, or to which Seller or its affiliates is a party, or by which Seller or its affiliates is bound and will not require the consent or approval or notice to any Person or any governmental agency.

                  4.2 Properties. Seller has good, valid and marketable title to the Assets subject to no liens, encumbrances, security interests or mortgages whatsoever. The legal and beneficial interests in the Assets are owned exclusively by Seller.

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         4.3 Brokers, Finders, etc. No broker, finder or other financial consultant has acted on behalf of Seller or its affiliates in connection with the transactions contemplated by this Agreement and all negotiations relative to this Agreement have been carried on directly without the intervention of any such third party.

5. REPRESENTATIONS AND WARRANTIES OF BUYER.

         5.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full power and authority to execute and deliver this Agreement on Buyer's behalf, and to perform its obligations hereunder.

         5.2 Authority for Agreement. Buyer has all necessary power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. No notice, consent, approval, order or authorization of, or registration, declaration or filing with, any person or entities, or with any governmental authority is required in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby or thereby.

         5.3 Brokers, Finders, etc. No broker, finder or other financial consultant has acted on behalf of Buyer or its affiliates in connection with the transactions contemplated by this Agreement and all negotiations relative to this Agreement have been carried on directly without the intervention of any such third party.

6. INDEMNIFICATION.

         6.1 Indemnification. Seller covenants and agrees to indemnify and hold Buyer harmless from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, in writing or any other claim, and any and all amounts paid in settlement of any claim asserted in writing or litigation (each a "Loss") asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from the operation of the Seller or Business prior to the Closing Date, other than as otherwise contemplated herein. To the extent Buyer suffers any Loss under this Section 4.1(a), or has identified a loss but has not quantified the dollar value thereof, Buyer may withhold and off-set any payments due to Seller under this Agreement to compensate (to the extent of any such payment due) Seller for any such Loss.

7. MISCELLANEOUS PROVISIONS.

         7.1 Entire Agreement. This Agreement, together with all the schedules and exhibits hereto, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between

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the parties in connection with the subject matter hereof except as specifically set forth herein.

         7.2 Amendment. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

         7.3 Headings. The section headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. References to Sections are to portions of this Agreement unless the context requires otherwise.

         7.4 Exhibits, etc. Exhibits and schedules referred to in this Agreement are an integral part of and are incorporated in this Agreement by reference.

         7.5 Assignment; Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

         7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         7.8 Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

         7.9 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.10 Publicity and Disclosures. Seller and its officers and directors agree not to issue or cause the publication of any press release or other announcement with respect to this Agreement or the other transactions contemplated hereby without the prior written consent of Buyer except to the extent disclosure by Seller is required by any applicable law or regulation, by an authorized administrative or governmental agency.

         IN WITNESS WHEREOF, the parties hereby have duly executed this Agreement as of the day and year first above written.

Seller                                   Buyer

Avenew.com, Inc.                         LightFirst, Inc.

________________________________         _______________________________________
Martin P. Gilmore                        Martin P. Gilmore
President                                Chief Executive Officer

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